Exhibit 99.1

   ProAssurance to Sell Personal Lines Operations to GMAC Insurance


    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Nov. 7, 2005--ProAssurance Corporation (NYSE:PRA) has signed a definitive agreement to sell its personal lines insurance operations to Motors Insurance Corporation, a subsidiary of GMAC Insurance Holdings, Inc., in a transaction expected to be worth $400 million before transaction expenses. The agreement calls for GMAC Insurance to pay approximately $327 million in cash for MEEMIC Insurance Company and its internal agency, and also allows ProAssurance to retain approximately $73 million of the capital currently at MEEMIC. The transaction, particularly the capital retention provision, is subject to regulatory approval and is expected to be completed in the first quarter of 2006.
    ProAssurance's Chairman A. Derrill Crowe, M.D. said the transaction is positive for ProAssurance and those connected with MEEMIC. He explained, "We believe the future of the personal lines business will belong to those companies that can deliver the personal service MEEMIC is known for, while achieving the kind of scale needed to succeed in an increasingly competitive marketplace. We are confident that ProAssurance's expertise and capital is best focused on professional liability, the field we know best. We're equally confident that GMAC Insurance with its deep roots in personal lines insurance, and even deeper roots in Michigan, will be a great home for MEEMIC and its insureds."
    Gary Y. Kusumi, President and Chief Executive Officer of GMAC Insurance Personal Lines said, "MEEMIC, which offers primarily automobile and homeowners insurance coverage to the education communities in Michigan and Wisconsin will enable GMAC Insurance Personal Lines to partner with a highly successful company serving a market that provides an excellent opportunity for future growth. We anticipate that, following completion of the transaction, MEEMIC will continue operations from its Auburn Hills, Michigan offices, with its existing staff and management, including President Lynn Kalinowski and Chief Financial Officer Christine Schmitt. MEEMIC's market niche complements a key GMAC Insurance strategy of providing products and services to specific, defined segments of the personal lines insurance marketplace."
    ProAssurance's management will discuss the proposed transaction during the previously-scheduled conference call slated to follow ProAssurance's release of third quarter 2005 results. Our call will be held at 10:00 AM ET on November 8, 2005. Investors who wish to participate by phone may call (800) 967-7143 or (719) 457-2631. The conference call will also be webcast on Streetevents.com, and through the Investor Relations section of ProAssurance.com. A telephone replay will be available through November 15, 2005 at (888) 203-1112 or (719) 457-0820, using access code 9874993. An internet replay will be available through November 30, 2005 at ProAssurance.com and Streetevents.com.

    About ProAssurance

    ProAssurance Corporation is a specialty insurer with more than $3.4 billion in assets and almost $790 million in gross written premiums. We are the nation's fourth largest writer of medical professional liability insurance and our principal professional liability subsidiaries are The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., and Red Mountain Casualty Insurance Company. We also write professional liability coverage through Woodbrook Casualty Insurance Company. We are the tenth largest writer of personal auto coverage in Michigan through our subsidiary, MEEMIC Insurance Company, although we will exit the personal lines business upon the expected sale of MEEMIC. A.M. Best assigns a rating of "A-" (Excellent) to the ProAssurance Group, MEEMIC and our principal professional liability subsidiaries, except NCRIC, Inc. which is rated B++ (Very Good). Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong") but has not yet issued a rating for NCRIC, Inc. Fitch assigns a rating of "A-" to ProAssurance and our subsidiaries.
    ProAssurance is being advised by Cochran, Caronia & Co. on this transaction.

    About GMAC Insurance

    GMAC Insurance Group is one of the largest automobile insurers in the United States and is a wholly owned subsidiary of General Motors Acceptance Corporation (GMAC). GMAC Insurance Personal Lines offers a variety of property and casualty insurance products, including personal auto, motorcycle and commercial auto insurance. With a nationwide network of claims professionals, local independent agents and a 24-hour, toll-free claims hotline available 365 days a year, the GMAC Insurance Group provides superior claims service for its customers.

    About General Motors Acceptance Corporation

    General Motors Acceptance Corporation and its subsidiaries, operating under the umbrella GMAC Financial Services, provide automotive financing, commercial finance, insurance and mortgage products, and real estate services, and have a presence in 41 nations. A wholly owned subsidiary of General Motors since 1919, GMAC has extended more than $1.4 trillion in credit to finance upwards of 162 million vehicles.

    Caution Regarding Forward-Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as "forward-looking statements" as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K/A for the year ended December 31, 2004 and Form 10Q for the most recent quarter. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events. Regarding the sale of our personal lines subsidiary, MEEMIC Insurance Company and its internal agency, we would add the following Cautions to those included in our filings with the SEC:

    -- The transaction may not occur as expected or it may take longer to accomplish than we expect;

    -- governmental approvals of the transaction may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the transaction;

    -- the sale is subject to the satisfaction or waiver of certain conditions which are beyond the control of ProAssurance; and

    -- the distribution of proceeds arising from the sale to ProAssurance may not be approved by governmental authorities, or such approval may be for an amount less than requested.

    We urge you not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


    CONTACT: ProAssurance Corporation, Birmingham
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com